Exhibit 10.2

SECOND AMENDMENT TO AGREEMENT

This SECOND AMENDMENT TO AGREEMENT (the “Second Amendment”), dated the 10th day of December, 2008, is between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”) and RALPH J. ROBERTS (“Employee”).

BACKGROUND

WHEREAS, Employee has been an employee of the Company since he founded the Company in 1969 and currently is Chair of the Executive and Finance Committee of the Board of Directors; and

WHEREAS, certain terms and conditions of Employee’s employment with the Company were set forth in a Compensation and Deferred Compensation Agreement, as amended and restated August 31, 1998, and as further amended August 19, 1999, June 5, 2001, January 24, 2002 and November 18, 2002 (the “Compensation Agreement”); and

WHEREAS, the Compensation Agreement’s term ended December 31, 2007 and Employee continues to remain employed by the Company on a full-time basis after the expiration of such term; and

WHEREAS, the parties desired to clarify, and memorialize their intention, that certain terms and benefits provided for in the Compensation Agreement continue following the end of its term; and

WHEREAS, the parties entered into an Agreement dated as of January 1, 2008 (the “Agreement”) that continued certain terms and benefits provided for in the Compensation Agreement; and

WHEREAS, the parties entered into an Amendment to Agreement dated as of January 1, 2008 (the “Amendment”) to address certain other terms of Employee’s continuing employment with the Company that were not addressed in the Agreement; and

WHEREAS, Employee desires to remain as an active director and full-time employee but no longer desires to serve as Chair of the Executive and Finance Committee of the Board of Directors or as a member of the Company’s Finance Committee.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Employee hereby resigns from Employee’s position as Chair of the Executive and Finance Committee of the Board of Directors of the Company and as a member of the Company’s Finance Committee, in each case effective as of the close of business on the date hereof. Employee shall remain a full-time employee of the Company, having non-executive status.

2. Except as modified hereby, the Agreement shall continue unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Second Amendment as of the date first-above written.

COMCAST CORPORATION

By: /s/ ARTHUR R. BLOCK

EMPLOYEE:

/s/ RALPH J. ROBERTS
Ralph J. Roberts